EXHIBIT 99.1

Microsemi Reports Record Fourth Quarter and Fiscal Year 2010 Results

IRVINE, Calif., Nov. 11, 2010 (GLOBE NEWSWIRE) -- Microsemi Corporation (Nasdaq:MSCC) today reported unaudited results for its fourth quarter and fiscal year 2010 ended October 3, 2010.

  Net Sales for Fourth Quarter Totaled $151.2 Million, an Increase of 37.9 Percent Over Prior Year and 11.2 Percent Over Prior Quarter
  GAAP Gross Margin for Fourth Quarter Increased 1,070 Basis Points Over Prior Year
  GAAP Gross Margin for Fiscal Year Increased 810 Basis Points Over Prior Year
  Non-GAAP Diluted EPS for Fourth Quarter Increased 75.0 Percent Over Prior Year and 16.7 Percent Over Prior Quarter
  Operating Cash Flow of $107.6 Million and Free Cash Flow of $91.4 Million for Fiscal Year
  Book-to-Bill Ratio Greater than 1:1

Net sales for Microsemi's fourth quarter of 2010 achieved a record $151.2 million, up 37.9 percent from the fourth quarter of 2009 and up 11.2 percent from the third quarter of 2010. Net sales for fiscal year 2010 were also at a record level of $518.3 million, up 14.4% from net sales of $453.0 million for fiscal year 2009.

On a GAAP basis, gross margin in the fourth quarter of 2010 was 49.1 percent, up 1,070 basis points from the fourth quarter of 2009 and up 70 basis points from the third quarter of 2010. GAAP operating margin was 11.2 percent in the fourth quarter of 2010, up 2,120 basis points from the fourth quarter of 2009 and up 100 basis points from the third quarter of 2010. GAAP net income for the fourth quarter of 2010 was $6.6 million or $0.08 per diluted share compared to a net loss of $31.3 million or loss of $0.39 per diluted share for the fourth quarter of 2009 and net income of $33.0 million or $0.40 per diluted share in the third quarter of 2010. During fiscal year 2010, we evaluated our deferred tax assets and liabilities and reversed a portion of non-cash valuation allowances related to our domestic operations. This evaluation resulted in an income tax benefit for fiscal year 2010 of $4.0 million or 7.3% of pre-tax income. GAAP net income for fiscal year 2010 was $59.0 million or $0.72 per diluted share compared to a net loss for fiscal year 2009 of $26.8 million or loss of $0.33 per diluted share.

Non-GAAP gross margin in the fourth quarter of 2010, which included only the effect of non-cash purchase accounting adjustments, was 49.2 percent, up 410 basis points from the fourth quarter of 2009 and up 80 basis points from the third quarter of 2010. Non-GAAP operating margin was 22.1 percent in the fourth quarter of 2010, up 310 basis points from the fourth quarter of 2009 and up 50 basis points from the third quarter of 2010. Non-GAAP net income for the fourth quarter of 2010 was $28.8 million or $0.35 per diluted share compared to $16.2 million or $0.20 per diluted share for the fourth quarter of 2009 and $24.7 million or $0.30 per diluted share in the third quarter of 2010. For the fourth quarter of 2010, the non-GAAP effective tax rate was 13.7 percent.  Non-GAAP net income for fiscal year 2010 was $92.8 million or $1.14 per diluted share compared to $61.7 million or $0.76 per diluted share in fiscal year 2009.

James J. Peterson, President and Chief Executive Officer, stated, "Microsemi  achieved record results during the year  in delivering strong increases in net sales, gross, operating, and net margins as well as earnings per share.  We believe our results clearly demonstrate our ability to leverage our core business and effectively integrate our acquisitions.  As we look to 2011, with the closing of the acquisition of Actel in early November, and targeting an even larger market opportunity, we expect to continue delivering improving returns for our shareholders."

Business Outlook

Microsemi expects that for the first quarter of fiscal year 2011, our net sales, will increase between a range of 19 percent and 23 percent, sequentially. On a non-GAAP basis, we expect earnings per diluted share for the first quarter of fiscal year 2011 to be $0.36 to $0.39. This outlook includes two months of contribution from Actel.

Microsemi regularly announces a quarterly outlook in the form of issuing a news release and does not undertake to update any of this information between such public announcements. Please refer to the "SAFE HARBOR" STATEMENT below for risks that may affect future actual results.

About Microsemi Corporation

Microsemi Corporation (Nasdaq:MSCC) offers one of the industry's most comprehensive portfolio of semiconductor technology. Committed to solving the most critical system challenges, Microsemi's products include high-performance, high-reliability analog and RF devices, mixed signal integrated circuits, FPGAs and customizable SoCs, and complete subsystems.  Microsemi serves leading system manufacturers around the world in the defense, security, aerospace, enterprise, commercial, and industrial markets.  Learn more at www.microsemi.com.

The Microsemi Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=1233

Information for Fourth Quarter 2010 Earnings Conference Call and Webcast

Date:  Thursday, November 11, 2010
Time: 4:45 pm Eastern Standard Time (1:45 pm Pacific Standard Time)

To access the webcast, please log on to: www.microsemi.com and go to Investors and then to Events and Presentations. To listen to the live webcast, please go to this website approximately fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those unable to participate during the live webcast, a replay will be available shortly after the call on the website for 90 days.

To participate in the conference call by telephone, please call: (877) 264-1110 or (706) 634-1357 at approximately 4:35 pm EST (1:35 pm PST). Please provide the following ID Number: 22632412.

A telephonic replay will be available from 6:00 pm EST (3:00 pm PST) on Thursday, November 11, 2010 through 11:59 pm EST (8:59 pm PST) on Thursday, November 18, 2010. To access the replay, please call (800) 642-1687, or (706) 645-9291. Please enter the following ID Number: 22632412.

PLEASE READ THE FOLLOWING FACTORS THAT CAN MATERIALLY AFFECT MICROSEMI'S FUTURE RESULTS.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Any statements set forth in the news release that are not entirely historical and factual in nature are forward-looking statements, including without limitation statements concerning Microsemi's net sales, margins and earnings guidance, continued execution in delivering consistently profitable results, and returns to shareholders and in integration of acquisitions, and any other statements of belief or about the company's plans or expectations. These forward-looking statements are based on Microsemi's current expectations and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. The potential risks and uncertainties include, but are not limited to, such factors as continued negative or worsening worldwide economic conditions or market instability; downturns in the highly cyclical semiconductor industry; intense competition in the semiconductor industry and resultant downward price pressure; inability to develop new technologies and products to satisfy changes in customer demand or the development by the company's competitors of products that decrease the demand for Microsemi's products; unfavorable conditions in end markets; inability of Microsemi's compound semiconductor products to compete successfully with silicon-based products; production delays related to new compound semiconductors; variability of the company's manufacturing yields; the concentration of the factories that service the semiconductor industry; delays in beginning production, implementing production techniques, resolving problems associated with technical equipment malfunctions, or issues related to government or customer qualification of facilities; potential effects of system outages; inability by Microsemi to fulfill customer demand and resulting loss of customers; variations in customer order preferences; difficulties foreseeing future demand; rises in inventory levels and inventory obsolescence; potential non-realization of expected orders or non-realization of backlog; failure to make sales indicated by the company's book-to-bill ratio; Microsemi's reliance on government contracts for a portion of its sales; risks related to the company's international operations and sales, including availability of transportation services, political instability and currency fluctuations; increases in the costs of credit and the availability of credit or additional capital only under more restrictive conditions or not at all; unanticipated changes in Microsemi's tax provisions or exposure to additional income tax liabilities; changes in generally accepted accounting principles; principal, liquidity and counterparty risks related to Microsemi's holdings in securities, including auction rate securities; environmental or other regulatory matters or litigation, or any matters involving contingent liabilities or other claims; the uncertainty of litigation, the costs and expenses of litigation, the potential material adverse effect litigation could have on Microsemi's business and results of operations if an adverse determination in litigation is made, and the time and attention required of management to attend to litigation; difficulties in determining the scope of, and procuring and maintaining, adequate insurance coverage; difficulties and costs of protecting patents and other proprietary rights; the hiring and retention of qualified personnel in a competitive labor market; acquiring, managing and integrating new operations, businesses or assets, and the associated diversion of management attention; uncertainty as to the future profitability of acquired businesses, and delays in the realization of, or the failure to realize, any accretion from acquisition transactions; any circumstances that adversely impact the end markets of acquired businesses; and difficulties in closing or disposing of operations or assets or transferring work from one plant to another. In addition to these factors and any other factors mentioned elsewhere in this news release, the reader should refer as well to the factors, uncertainties or risks identified in Microsemi's most recent Form 10-K and all subsequent Form 10-Q reports filed by Microsemi with the SEC. Additional risk factors may be identified from time to time in Microsemi's future filings. The forward-looking statements included in this release speak only as of the date hereof, and Microsemi does not undertake any obligation to update these forward-looking statements to reflect subsequent events or circumstances. Amounts reported in this release are preliminary and subject to finalization prior to the filing of our next Form 10-K.

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), this press release and its attachments include non-GAAP financial measures that exclude items listed in the footnotes below. GAAP results are reconciled to non-GAAP results in the accompanying tables. Management excludes these items because it believes that the non-GAAP measures enhance an investor's overall understanding of Microsemi's financial performance and future prospects by being more reflective of Microsemi's core operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of certain items that have been excluded from the forward-looking non-GAAP measures, and a reconciliation to the comparable GAAP guidance has not been provided because certain factors that are materially significant to Microsemi's ability to estimate the excluded items are not accessible or estimable on a forward-looking basis. By disclosing non-GAAP financial measures, management intends to provide investors with additional measures of Microsemi's core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies' financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Investor Inquiries: Robert C. Adams, Microsemi Corporation, Irvine, CA (949) 221-7100.

MICROSEMI CORPORATION Selected GAAP and Non-GAAP Financial Measures (Unaudited, in thousands except for percentages and per share amounts)

	Quarter Ended			Fiscal Year Ended
	Oct 3, 2010	June 27, 2010	Sept 27, 2009	Oct 3, 2010	Sept 27, 2009

Net sales	$ 151,201	$ 136,017	$ 109,678	$ 518,268	$ 452,972

Selected GAAP Financial Measures
Gross profit	$ 74,170	$ 65,772	$ 42,093	$ 248,211	$ 180,407
Gross margin	49.1%	48.4%	38.4%	47.9%	39.8%
Operating income (loss)	$ 16,877	$ 13,860	$ (10,951)	$ 55,881	$ (10,070)
Operating margin	11.2%	10.2%	(10.0%)	10.8%	(2.2%)
Net income (loss)	$ 6,560	$ 33,032	$ (31,262)	$ 59,038	$ (26,823)
Diluted earnings (loss) per share	$ 0.08	$ 0.40	$ (0.39)	$ 0.72	$ (0.33)

Selected Non-GAAP Financial Measures
Gross profit	$ 74,350	$ 65,854	$ 49,504	$ 248,473	$ 198,987
Gross margin	49.2%	48.4%	45.1%	47.9%	43.9%
Operating income	$ 33,473	$ 29,379	$ 20,844	$ 110,881	$ 77,034
Operating margin	22.1%	21.6%	19.0%	21.4%	17.0%
Net income	$ 28,790	$ 24,655	$ 16,177	$ 92,834	$ 61,677
Diluted earnings per share	$ 0.35	$ 0.30	$ 0.20	$ 1.14	$ 0.76

Additional details reconciling the selected GAAP financial measure to the selected non-GAAP financial measure may be found in the "Selected Non-GAAP Financial Measures and Schedule Reconciling Selected Non-GAAP Financial Measures to Comparable GAAP Financial Measures" table and in footnotes (a) – (h) below.

MICROSEMI CORPORATION
Selected Non-GAAP Financial Measures and Schedule Reconciling Selected Non-GAAP Financial Measures
to Comparable GAAP Financial Measures
(Unaudited, in thousands except for per share amounts)

	Quarter Ended			Fiscal Year Ended
	Oct 3, 2010	June 27, 2010	Sept 27, 2009	Oct 3, 2010	Sept 27, 2009

GAAP gross profit	$ 74,170	$ 65,772	$ 42,093	$ 248,211	$ 180,407
Inventory reserves due to restructuring activities (a)	--	--	7,335	--	17,539
Impairment of restructuring related fixed assets (a)	--	--	--	--	590
Manufacturing profit in acquired inventory (b)	180	82	76	262	451
Non-GAAP gross profit	$ 74,350	$ 65,854	$ 49,504	$ 248,473	$ 198,987

GAAP operating income (loss)	$ 16,877	$ 13,860	$ (10,951)	$ 55,881	$ (10,070)
Inventory reserves due to restructuring activities (a)	--	--	7,335	--	17,539
Impairment of restructuring related fixed assets (a)	--	--	--	--	590
Manufacturing profit in acquired inventory (b)	180	82	76	262	451
Impairment related to facility closures (a)	--	--	6,185	--	6,185
Restructuring and other special charges (a)	1,078	1,242	6,821	3,088	14,780
Amortization of intangible assets (c)	6,481	5,917	4,243	20,165	15,203
Stock based compensation (d)	6,341	5,969	6,319	25,277	26,933
In process research and development (g)	--	--	--	--	1,310
Exceptional legal matters (e)	112	340	816	1,416	4,113
Acquisition costs (f)	2,404	1,969	--	4,792	--
Non-GAAP operating income	$ 33,473	$ 29,379	$ 20,844	$ 110,881	$ 77,034

GAAP net income (loss)	$ 6,560	$ 33,032	$ (31,262)	$ 59,038	$ (26,823)
Inventory reserves due to restructuring activities (a)	--	--	7,335	--	17,539
Impairment of restructuring related fixed assets (a)	--	--	--	--	590
Manufacturing profit in acquired inventory (b)	180	82	76	262	451
Impairment related to facility closures (a)	--	--	6,185	--	6,185
Restructuring and other special charges (a)	1,078	1,242	6,821	3,088	14,780
Amortization of intangible assets (c)	6,481	5,917	4,243	20,165	15,203
Stock based compensation (d)	6,341	5,969	6,319	25,277	26,933
In process research and development (g)	--	--	--	--	1,310
Exceptional legal matters (e)	112	340	816	1,416	3,013
Acquisition costs (f)	2,661	1,969	--	5,049	--
Income tax effect on non-GAAP adjustments (h)	5,377	(23,896)	15,644	(21,461)	2,496
Non-GAAP net income	$ 28,790	$ 24,655	$ 16,177	$ 92,834	$ 61,677

GAAP diluted earnings (loss) per share	$ 0.08	$ 0.40	$ (0.39)	$ 0.72	$ (0.33)
Effect of non-GAAP adjustments on diluted earnings (loss) per share	0.27	(0.10)	0.59	0.42	1.09
Non-GAAP diluted earnings per share	$ 0.35	$ 0.30	$ 0.20	$ 1.14	$ 0.76

Weighted average diluted shares used in calculating non-GAAP diluted earnings per share	82,671	82,569	81,907	81,541	81,490

 Additional details reconciling the selected GAAP financial measure to the selected non-GAAP financial measure may be found in Notes Reconciling Non-GAAP Financial Information to GAAP Financial Information and in footnotes (a) – (h) below.

MICROSEMI CORPORATION Consolidated Income Statements (Unaudited, in thousands, except per share amounts)

	Quarter Ended			Fiscal Year Ended
	Oct 3, 2010	June 27, 2010	Sept 27, 2009	Oct 3, 2010	Sept 27, 2009

NET SALES	$ 151,201	$ 136,017	$ 109,678	$ 518,268	$ 452,972
Cost of sales	77,031	70,245	67,585	270,057	272,565

GROSS PROFIT	74,170	65,772	42,093	248,211	180,407

Operating expenses:
Selling, general and administrative	31,277	28,059	25,509	109,871	113,080
Research and development	16,694	14,842	10,427	55,395	41,435
Amortization of intangible assets	6,481	5,917	4,243	20,165	15,203
Acquisition costs	2,404	1,969	--	4,792	--
In process research and development	--	--	--	--	1,310
Impairment related to plant closures	--	--	6,185	--	6,185
Restructuring charges	437	1,125	6,680	2,107	13,264

Total operating expenses	57,293	51,912	53,044	192,330	190,477

OPERATING INCOME (LOSS)	16,877	13,860	(10,951)	55,881	(10,070)

Interest and other income (expense), net	(370)	(158)	(716)	(850)	1,196

INCOME (LOSS) BEFORE INCOME TAXES	16,507	13,702	(11,667)	55,031	(8,874)

Provision (benefit) for income taxes	9,947	(19,330)	19,595	(4,007)	17,949

NET INCOME (LOSS)	$ 6,560	$ 33,032	$(31,262)	$ 59,038	$ (26,823)

Earnings (loss) per share
Basic	$ 0.08	$ 0.40	$ (0.39)	$ 0.73	$ (0.33)
Diluted	$ 0.08	$ 0.40	$ (0.39)	$ 0.72	$ (0.33)

Common and common equivalent shares outstanding:
Basic	81,812	81,717	81,196	80,797	80,943
Diluted	82,671	82,569	81,196	81,541	80,943

MICROSEMI CORPORATION Condensed Consolidated Balance Sheets (Unaudited, in thousands)

	October 3, 2010	September 27, 2009
ASSETS

Current assets:
Cash and cash equivalents	$199,950	$216,742
Investment in auction rate securities	--	46,550
Accounts receivable, net	78,722	62,543
Inventories	126,151	95,372
Other current assets	16,290	33,515
Total current assets	421,113	454,722
Non-current assets	447,717	356,408

TOTAL ASSETS	$868,830	$811,130

LIABILITIES AND STOCKHOLDERS' EQUITY

Auction rate securities credit facility	$--	$46,550
Other current liabilities	67,886	54,219
Long-term liabilities	34,501	34,010
Stockholders' equity	766,443	676,351

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$868,830	$811,130

Notes Reconciling Non-GAAP Financial Information to GAAP Financial Information

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), this press release and its attachments include non-GAAP financial measures that exclude items listed in the footnotes below. Management excludes these items because it believes that the non-GAAP measures enhance an investor's overall understanding of Microsemi's financial performance and future prospects by being more reflective of Microsemi's core operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of certain items that have been excluded from the forward-looking non-GAAP measures, and a reconciliation to the comparable GAAP guidance has not been provided because certain factors that are materially significant to Microsemi's ability to estimate the excluded items are not accessible or estimable on a forward-looking basis. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of Microsemi's core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies' financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

The items excluded from GAAP financial results in calculating non-GAAP financial measures, are set forth below:

(a)   Restructuring activities involve the closure and consolidation of certain of our manufacturing facilities. As these facilities are not expected to have a continuing contribution to operations or are expected to have a diminishing contribution during the transition phase, management believes excluding such items from Microsemi's operations provides investors with a means of evaluating Microsemi's on-going operations. Restructuring activities also include cost reduction measures to balance our operations to meet customer demand. Inventory reserves due to restructuring activities and impairment of fixed assets relate to the exiting of product that do not meet profitability metrics, products with recent substantial declines in projected demand or actions to improve overall cost structure. Restructuring and other special charges include severance and other costs related to facilities in the process of closing or already closed. Management excludes these expenses when evaluating core operating activities and for strategic decision making, forecasting future results and evaluating current performance.

(b)   Manufacturing profit in acquired inventory resulted from purchase-accounting adjustments to increase the value of inventory acquired to its fair value. As the acquired inventory is sold, the associated manufacturing profit in acquired inventory increases cost of goods sold and reduces gross margin. The manufacturing profit in acquired inventory has been excluded to facilitate comparability of gross margin between periods. In addition, management excludes the impact of manufacturing profit in acquired inventory in internal measurements of gross margin as it does not reflect continuing operations at acquired operations.

(c) While amortization of acquisition related intangible assets is expected to continue in the future, for internal analysis of Microsemi's operations, management does not view this expense as reflective of the business' current performance.

(d) Stock based compensation has been excluded as management excludes these expenses when evaluating core operating activities and for strategic decision making, forecasting future results and evaluating current performance.

(e) Amounts are related to expenses from previously disclosed matters and actions related to the Department of Justice, International Trade Commission and an independent inquiry conducted by our Board of Directors, as well as gains on litigation settlement net of settlement costs. Management excludes these expenses when evaluating core operating activities and for strategic decision making, forecasting future results and evaluating current performance.

(f)   Under recently adopted accounting guidance, acquisition costs are expensed as incurred rather than capitalized into the purchase price of an acquisition. These costs have been excluded as management excludes these expenses when evaluating core operating activities and for strategic decision making, forecasting future results and evaluating current performance.

(g) In process research and development has been excluded to facilitate the comparability of expenses between periods. In addition, management does not include IPR&D, an acquisition-related charge, in measuring core research and development costs, nor does it believe that IPR&D is indicative of current or future spending.

(h) The tax effect on non-GAAP adjustments represent the difference in the provision for income taxes that resulted from non-GAAP adjustments to pretax income and also certain acquisition-related and nondeductible stock-based compensation items, non-cash valuation allowance charges and releases related to deferred tax assets. These amounts are excluded as non-GAAP adjustments as the requirement or releases of valuation allowance related to restructuring activities or acquisitions are not viewed by management as being reflective of the business' ongoing tax position.

CONTACT: Microsemi Corporation
         Financial Contact:
         John W. Hohener, Executive Vice President
          and Chief Financial Officer
         Investors:
         Robert C. Adams, Vice President of Corporate Development
         (949) 221-7100